SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 7, 2003

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625

(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive
Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 541-4191

(Registrant’s telephone number, including area code)

Item 5:	Other Events

     Offering of Common Stock

     On November 7, 2003, Cepheid sold an aggregate of 555,556 shares of its common stock (“Common Stock”) to an institutional investor for proceeds of approximately $2,083,335 through the investor’s exercise of its option to purchase additional shares of Common Stock pursuant to the terms of a common stock purchase agreement dated as of August 13, 2003, previously filed with the Securities and Exchange Commission on a Form 8-K dated August 13, 2003.

     The shares are registered under a “universal shelf” registration statement that was declared effective on May 29, 2002 by the Securities and Exchange Commission. Under this registration statement, Cepheid may offer and sell up to an aggregate of $35 million of its equity and/or debt securities from time to time. Cepheid filed the prospectus and the prospectus supplement delivered in connection with this offering of common stock pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

     A copy of the shelf registration statement, base prospectus and prospectus supplement relating to the offering may be obtained by writing to the offices of Cepheid, 904 Caribbean Drive, Sunnyvale, California 94089. The form of stock purchase agreement entered into between Cepheid and the purchaser, and an opinion of counsel related to the validity of the shares of common stock issued in the offering are filed as exhibits to this report on Form 8-K and/or incorporated by reference into this report and into the shelf registration statement.

     This report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the shares, nor shall there be any sale of these shares, in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

     Press Release Announcing Results of Operations

     On November 4, 2003, Cepheid issued a press release announcing its financial results for the three months and nine months ended September 30, 2003 and certain other information. Total revenues for these periods were $5.4 million and $13.3 million, respectively, operating losses were $3.9 million and $13.0 million, respectively, and net losses were $3.9 million, or $0.11 per share and $13.0 million, or $0.40 per share, respectively. On September 30, 2003, Cepheid had cash and cash equivalents of $15.2 million. Subsequent to September 30, 2003, Cepheid received a $2.0 million option payment from a potential partner for a strategic commercial relationship.

Item 7:	Financial Statements and Exhibits.

(c)	Exhibits.

     The following table lists the exhibits filed as part of this report. In one case, an exhibit is incorporated into this report by reference to an exhibit to another filing with the Securities and Exchange Commission. Where such exhibit is incorporated by reference, we have noted the type of form filed with the Securities and Exchange Commission, the file number of that form, the date of the filing and the number of the exhibit referenced in that filing.

Incorporated by Reference

Exhibit				Filing	Exhibit	Filed
No.	Exhibit	Form	File No.	Date	No.	Herewith

23.01	Consent of Fenwick & West LLP (included in Exhibit 99.01)					X

99.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered					X

99.02	Form of Common Stock Purchase Agreement, dated as of August 13, 2003, entered into by Cepheid and SF Capital Partners, Ltd.	8-K	000-30755	8/13/03	99.02

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID

Date:	November 7, 2003	By:	/s/	John R. Sluis

			Name:	John R. Sluis
			Title:	Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Number	Description

23.01	Consent of Fenwick & West LLP (included in Exhibit 99.01)
99.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered